Exhibit 99

CACI Reports Results for Its Fiscal 2016 Third Quarter

Net income of $34.0 million, up 17.2 percent

Revenue of $977.3 million, up 19.5 percent

Cash from operations of $53.6 million

Contract awards of $1.2 billion

Record backlog of $12.9 billion, 33.9 percent higher year-over-year

ARLINGTON, Va.--(BUSINESS WIRE)--April 27, 2016--CACI International Inc (NYSE MKT: CACI), a leading information solutions and services provider to the federal government, announced results today for its third fiscal quarter ended March 31, 2016.

CEO Commentary and Outlook

Ken Asbury, CACI’s President and CEO, said, “I am quite pleased with our performance this quarter. Despite delays in the pace and timing of contract awards, our team delivered revenue and net income that were higher year-over-year, due to strong contract performance and a significant contribution from our acquisition of L-3’s National Security Solutions (NSS) business. Cash flow, contract awards and contract funding orders also were all strong. The integration of NSS, our largest acquisition to-date, is in excellent shape and the added value of their enterprise IT capabilities is exceeding our expectations. We are confident that our market-focused strategy, our robust pipeline of opportunities and our strategic M&A program will continue to deliver long-term value to our customers and shareholders.”

Third Quarter Results

(in millions except per-share data)	Q3, FY16	Q3, FY15	% Change
Revenue	$977.3	$817.8	19.5%
Operating income	$63.7	$53.7	18.5%
Net income attributable to CACI	$34.0	$29.0	17.2%
Diluted earnings per share	$1.38	$1.18	16.3%

Revenue for the third quarter of Fiscal Year 2016 (FY 16) increased compared to the third quarter of Fiscal Year 2015 (FY 15) driven by acquired revenue from the acquisition of National Security Systems (NSS). The higher operating income was due to the contribution of the NSS acquisition and contract performance, partially offset by approximately $9 million of various acquisition-related expenses. The increase in net income was due to the factors noted above as well as a lower effective tax rate in the quarter. Cash provided by operations in the quarter was $53.6 million.

During our third quarter, NSS generated $171.9 million of revenue and $5.6 million of net income. NSS’s net income includes $1.7 million of acquisition-related intangible amortization. Approximately $3.2 million of the $9 million of pre-tax acquisition expenses recognized in the quarter are reflected in the NSS performance.

Additional Financial Metrics

	Q3, FY16	Q3, FY15	% Change
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$80.6	$70.0	15.2%
Diluted adjusted earnings per share, a non-GAAP measure	$1.93	$1.69	14.0%
Days sales outstanding	64	61

Third Quarter Awards, Contract Funding Orders, and Other Highlights

Our awards in the quarter were $1.2 billion, excluding the ceiling values of indefinite delivery/indefinite quantity (IDIQ) contracts on which we were awarded a prime position. Approximately 25 percent of our awards in the quarter were for new business. Key awards during the quarter included:

  A prime position on a $22.3 billion ten-year, multiple award, IDIQ contract to provide information technology services and solutions to the Department of Veterans Affairs. This contract represents growth and continuing work in our Health market area.
  A prime position on an $809 million five-year, multiple award, IDIQ contract to support business systems at the Naval Supply Systems Command Business Systems Center. This contract represents new work in our Business Systems market area.
  A $180 million five-year contract to provide Joint Geospatial Analytic Support Services to U.S. Special Operations Command. This contract represents new work in our Intelligence Services market area. This award was received in the second quarter of FY15 with its protest resolved during our third quarter of FY16.

Contract funding orders in the third quarter were a record $1.3 billion. Our total backlog at March 31, 2016 was a record $12.9 billion, an increase of 33.9 percent, compared with $9.7 billion at the end of the third quarter of FY15. Funded backlog at March 31, 2016 was a record $2.7 billion, an increase of 33.0 percent, compared with $2.1 billion at March 31, 2015. Our backlog includes $2.3 billion of pre-closing backlog from the acquisition of NSS, of which $0.4 billion was funded.

CACI’s U.S. Operations re-validated and expanded its Capability Maturity Model Integration (CMMI®) Maturity Level 3 (ML 3), adding ML 3 for Services to its ML 3 for Development. These appraisals confirm the strength of CACI's organizational commitment to providing its customers with reliable, predictable processes that deliver software and engineering solutions and services at industry-recognized levels of excellence.

CACI announced a partnership with the Hume Center at Virginia Tech to support their programs in cyber security, with a special emphasis on unmanned aerial systems. This partnership represents a continuation of CACI’s long-standing support for Science, Technology, Engineering, Math education and future talent development.

CACI was named to the Fortune “Most Admired Companies” list for the third consecutive year. The list identifies companies that are perceived as the most successful and effective worldwide.

Nine Months Results

(in millions except per-share data)	Nine Months, FY16	Nine Months, FY15	% Change
Revenue	$2,630.2	$2,447.9	7.4%
Operating income	$183.7	$161.3	13.9%
Net income attributable to CACI	$98.2	$84.8	15.7%
Diluted earnings per share	$3.98	$3.49	14.1%

The higher revenue, operating and net income in the nine months of FY16 was due primarily to the contribution of the NSS acquisition, offset by one-time acquisition-related expenses of $13.5 million. Net cash provided by operations in the nine months of FY16 was $188.3 million.

Additional Financial Metrics

	Nine Months, FY16	Nine Months, FY15	% Change
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP measure (in millions)	$230.3	$211.9	8.7%
Diluted adjusted earnings per share, a non-GAAP measure	$5.50	$5.04	9.1%

CACI Narrows Its FY16 Guidance

We are narrowing the FY16 guidance range for revenue, net income, and providing an updated effective corporate tax rate. The table below summarizes the change and represents our view as of April 27, 2016.

(In millions except for tax rate and earnings per share)	Current FY 2016 Guidance	Previous FY 2016 Guidance
Revenue	$3,700 - $3,800	$3,700 - $3,900
Net income attributable to CACI	$133 - $140	$133 - $143
Effective corporate tax rate	37.6%	38.5%
Diluted earnings per share	$5.37 - $5.65	$5.37 - $5.77
Diluted weighted average shares	24.8	24.8

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, April 28, 2016 during which members of our senior management team will be making a brief presentation focusing on third quarter results and operating trends followed by a question-and-answer session. You can listen to the conference call and view the accompanying exhibits over the Internet by logging on to our homepage, www.caci.com, at the scheduled time, or you may dial 1-888-771-4371 and enter the confirmation code 41861203. A replay of the call will also be available over the Internet and can be accessed through our homepage (www.caci.com) by clicking on the CACI Investor Info button.

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian customers. A Fortune magazine World’s Most Admired Company in the IT Services industry, CACI is a member of the Fortune 1000 Largest Companies, the Russell 2000 Index, and the S&P SmallCap 600 Index. CACI provides dynamic careers for over 20,000 employees worldwide. Visit www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and globally; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts (sequestration) under the Budget Control Act of 2011, or any legislation that amends or changes discretionary spending levels under that act; changes in budgetary priorities or in the event of a priority need for funds, such as homeland security; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Financial

Selected Financial Data

CACI International Inc
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share amounts)

	Quarter Ended			Nine Months Ended
	3/31/2016	3/31/2015	% Change	3/31/2016	3/31/2015	% Change
Revenue	$977,274	$817,797	19.5%	$2,630,153	$2,447,946	7.4%
Costs of revenue
Direct costs	647,489	542,841	19.3%	1,732,053	1,626,139	6.5%
Indirect costs and selling expenses	249,477	205,174	21.6%	668,321	610,407	9.5%
Depreciation and amortization	16,632	16,067	3.5%	46,113	50,098	-8.0%
Total costs of revenue	913,598	764,082	19.6%	2,446,487	2,286,644	7.0%
Operating income	63,676	53,715	18.5%	183,666	161,302	13.9%
Interest expense and other, net	11,115	8,473	31.2%	28,477	26,153	8.9%
Income before income taxes	52,561	45,242	16.2%	155,189	135,149	14.8%
Income taxes	18,533	16,185	14.5%	57,021	50,199	13.6%
Net income	34,028	29,057	17.1%	98,168	84,950	15.6%
Noncontrolling interest	-	(18)		-	(139)
Net income attributable to CACI	$34,028	$29,039	17.2%	$98,168	$84,811	15.7%

Basic earnings per share	$1.40	$1.20	16.6%	$4.05	$3.55	14.0%
Diluted earnings per share	$1.38	$1.18	16.3%	$3.98	$3.49	14.1%

Weighted average shares used in per share computations:
Basic	24,277	24,165		24,243	23,871
Diluted	24,716	24,527		24,675	24,313

Statement of Operations Data (Unaudited)
	Quarter Ended			Nine Months Ended
	3/31/2016	3/31/2015	% Change	3/31/2016	3/31/2015	% Change
Operating income margin	6.5%	6.6%		7.0%	6.6%
Tax rate	35.3%	35.8%		36.7%	37.2%
Net income margin	3.5%	3.6%		3.7%	3.5%

Adjusted EBITDA*	$80,600	$69,967	15.2%	$230,308	$211,871	8.7%
Adjusted EBITDA Margin	8.2%	8.6%		8.8%	8.7%

Adjusted net income attributable to CACI*	$47,733	$41,537	14.9%	$135,673	$122,539	10.7%
Diluted adjusted earnings per share	$1.93	$1.69	14.0%	$5.50	$5.04	9.1%

* See Reconciliation of Net Income to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization and to Adjusted Net Income on page 10.

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands)

	3/31/2016	6/30/2015
ASSETS:
Current assets
Cash and cash equivalents	$34,813	$35,364
Accounts receivable, net	765,506	596,155
Prepaid expenses and other current assets	72,756	34,591
Total current assets	873,075	666,110

Goodwill and intangible assets, net	2,896,379	2,384,998
Property and equipment, net	81,799	63,689
Other long-term assets	128,165	127,233
Total assets	$3,979,418	$3,242,030

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities
Current portion of long-term debt	$53,965	$38,965
Accounts payable	112,065	56,840
Accrued compensation and benefits	214,000	185,830
Other accrued expenses and current liabilities	163,359	118,046
Total current liabilities	543,389	399,681

Long-term debt, net of current portion	1,431,437	1,024,599
Other long-term liabilities	432,546	337,478
Total liabilities	2,407,372	1,761,758

Shareholders' equity	1,572,046	1,480,272
Total liabilities and shareholders' equity	$3,979,418	$3,242,030

Selected Financial Data (Continued)

CACI International Inc
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Nine Months Ended
	3/31/2016	3/31/2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$98,168	$84,950
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	46,113	50,098
Amortization of deferred financing costs	2,101	2,062
Stock-based compensation expense	13,329	10,051
Provision for deferred income taxes	14,212	25,682
Undistributed earnings of unconsolidated joint ventures	(229)	(610)
Changes in operating assets and liabilities, net of effect of acquisitions
Accounts receivable, net	42,184	15,774
Prepaid expenses and other assets	(9,773)	(5,605)
Accounts payable and accrued expenses	(4,020)	40,486
Accrued compensation and benefits	(10,099)	(6,644)
Income taxes receivable and payable	(892)	(25,538)
Other liabilities	(2,750)	(298)
Net cash provided by operating activities	188,344	190,408

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(13,232)	(13,128)
Purchases of businesses, net of cash acquired	(587,821)	-
Investment in unconsolidated joint venture	-	542
Other	151	793
Net cash used in investing activities	(600,902)	(11,793)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) under credit facilities	419,737	(203,507)
Proceeds from employee stock purchase plans	2,289	2,499
Proceeds from exercise of stock options	-	691
Repurchases of common stock	(2,400)	(2,587)
Payment of taxes for equity transactions	(7,479)	(7,168)
Other	1,489	2,899
Net cash provided by ( used in) financing activities	413,636	(207,173)
Effect of exchange rate changes on cash and cash equivalents	(1,629)	(2,351)
Net decrease in cash and cash equivalents	(551)	(30,909)
Cash and cash equivalents, beginning of period	35,364	64,461
Cash and cash equivalents, end of period	$34,813	$33,552

Selected Financial Data (Continued)

Revenue by Customer Type (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2016		3/31/2015		$ Change	% Change
Department of Defense	$637,395	65.2%	$538,289	65.8%	$99,106	18.4%
Federal Civilian Agencies	279,526	28.6%	229,589	28.1%	49,937	21.8%
Commercial and other	60,353	6.2%	49,919	6.1%	10,434	20.9%
Total	$977,274	100.0%	$817,797	100.0%	$159,477	19.5%

	Nine Months Ended
(dollars in thousands)	3/31/2016		3/31/2015		$ Change	% Change
Department of Defense	$1,724,631	65.6%	$1,640,747	67.0%	$83,884	5.1%
Federal Civilian Agencies	737,721	28.0%	651,212	26.6%	86,509	13.3%
Commercial and other	167,801	6.4%	155,987	6.4%	11,814	7.6%
Total	$2,630,153	100.0%	$2,447,946	100.0%	$182,207	7.4%

Revenue by Contract Type (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2016		3/31/2015		$ Change	% Change
Cost reimbursable	$483,796	49.5%	$377,119	46.1%	$106,677	28.3%
Fixed price	318,059	32.5%	295,855	36.2%	22,204	7.5%
Time and materials	175,419	18.0%	144,823	17.7%	30,596	21.1%
Total	$977,274	100.0%	$817,797	100.0%	$159,477	19.5%

	Nine Months Ended
(dollars in thousands)	3/31/2016		3/31/2015		$ Change	% Change
Cost reimbursable	$1,266,219	48.1%	$1,127,458	46.1%	$138,761	12.3%
Fixed price	896,243	34.1%	882,204	36.0%	14,039	1.6%
Time and materials	467,691	17.8%	438,284	17.9%	29,407	6.7%
Total	$2,630,153	100.0%	$2,447,946	100.0%	$182,207	7.4%

Revenue Received as a Prime versus Subcontractor (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2016		3/31/2015		$ Change	% Change
Prime	$893,321	91.4%	$733,207	89.7%	$160,114	21.8%
Subcontractor	83,953	8.6%	84,590	10.3%	(637)	-0.8%
Total	$977,274	100.0%	$817,797	100.0%	$159,477	19.5%

	Nine Months Ended
(dollars in thousands)	3/31/2016		3/31/2015		$ Change	% Change
Prime	$2,394,235	91.0%	$2,185,496	89.3%	$208,739	9.6%
Subcontractor	235,918	9.0%	262,450	10.7%	(26,532)	-10.1%
Total	$2,630,153	100.0%	$2,447,946	100.0%	$182,207	7.4%

Selected Financial Data (Continued)

Contract Funding Orders Received (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2016	3/31/2015	$ Change	% Change
Contract Funding Orders	$1,322,977	$964,637	$358,340	37.1%
	Nine Months Ended
(dollars in thousands)	3/31/2016	3/31/2015	$ Change	% Change
Contract Funding Orders	$2,992,811	$2,885,286	$107,525	3.7%

Direct Costs by Category (Unaudited)
	Quarter Ended
(dollars in thousands)	3/31/2016		3/31/2015		$ Change	% Change
Direct labor	$322,612	49.8%	$271,162	50.0%	$51,450	19.0%
Other direct costs	324,877	50.2%	271,679	50.0%	53,198	19.6%
Total direct costs	$647,489	100.0%	$542,841	100.0%	$104,648	19.3%

	Nine Months Ended
(dollars in thousands)	3/31/2016		3/31/2015		$ Change	% Change
Direct labor	$852,911	49.2%	$786,556	48.4%	$66,355	8.4%
Other direct costs	879,142	50.8%	839,583	51.6%	39,559	4.7%
Total direct costs	$1,732,053	100.0%	$1,626,139	100.0%	$105,914	6.5%

Selected Financial Data (Continued)
Reconciliation of Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation
and Amortization (EBITDA) and to Adjusted Net Income
(Unaudited)

The Company views Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income and Diluted Adjusted Earnings Per Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance.   EBITDA is a commonly used non-GAAP measure when comparing our results with those of other companies.  We believe Adjusted Net Income is a significant driver of long-term value and is used by investors to measure our performance.  This measure in particular assists readers in further understanding our results and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our business.  Adjusted EBITDA is defined by us as GAAP net income attributable to CACI plus net interest expense, income taxes, and depreciation, amortization and earnout adjustments.  Adjusted EBITDA margin is adjusted EBITDA divided by revenue.  Adjusted Net Income is defined by us as GAAP net income attributable to CACI plus stock-based compensation expense, depreciation and amortization, amortization of financing costs, and non-cash interest expense net of related tax effects.  Diluted Adjusted Earnings Per Share is Adjusted Net Income divided by diluted weighted-average shares, as reported.  Adjusted EBITDA and Adjusted Net Income as defined by us may not be computed in the same manner as similarly titled measures used by other companies.  These non-GAAP measures should not be considered in isolation or as a substitute for performance measures prepared in accordance with GAAP.

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2016	3/31/2015	% Change	3/31/2016	3/31/2015	% Change
Net income attributable to CACI	$34,028	$29,039	17.2%	$98,168	$84,811	15.7%
Plus:
Income taxes	18,533	16,185	14.5%	57,021	50,199	13.6%
Interest income and expense, net	11,246	8,676	29.6%	28,706	26,763	7.3%
Depreciation and amortization	16,632	16,067	3.5%	46,113	50,098	-8.0%
Earnout adjustments	161	-		300	-
Adjusted EBITDA	$80,600	$69,967	15.2%	$230,308	$211,871	8.7%

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2016	3/31/2015	% Change	3/31/2016	3/31/2015	% Change
Revenue, as reported	$977,274	$817,797	19.5%	$2,630,153	$2,447,946	7.4%
Adjusted EBITDA	80,600	69,967	15.2%	230,308	211,871	8.7%
Adjusted EBITDA margin	8.2%	8.6%		8.8%	8.7%

	Quarter Ended			Nine Months Ended
(dollars in thousands)	3/31/2016	3/31/2015	% Change	3/31/2016	3/31/2015	% Change
Net income attributable to CACI	$34,028	$29,039	17.2%	$98,168	$84,811	15.7%
Plus:
Stock-based compensation	4,856	3,857	25.9%	13,329	10,051	32.6%
Depreciation and amortization	16,632	16,067	3.5%	46,113	50,098	-8.0%
Amortization of financing costs	949	684	38.7%	2,101	2,062	1.9%
Earn-out adjustments	161	-		300	-
Less:
Related tax effect	(8,893)	(8,110)	9.7%	(24,338)	(24,483)	-0.6%
Adjusted net income attributable to CACI	$47,733	$41,537	14.9%	$135,673	$122,539	10.7%

	Quarter Ended			Nine Months Ended
(shares in thousands)	3/31/2016	3/31/2015	% Change	3/31/2016	3/31/2015	% Change
Diluted weighted average shares,
as reported	24,716	24,527		24,675	24,313
Diluted earnings per share	$1.38	$1.18	16.3%	$3.98	$3.49	14.1%
Diluted adjusted earnings per share	$1.93	$1.69	14.0%	$5.50	$5.04	9.1%

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President,
Public Relations
(703) 841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President,
Investor Relations
(866) 606-3471
ddragics@caci.com